SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)                  May 24, 1999
                                                 -------------------------------


                               INTELLIGROUP, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        New Jersey                  0-20943                     11-2880025
--------------------------------------------------------------------------------
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)


499 Thornall Street
Edison, New Jersey                                                   08837
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code           (732) 590-1600
                                                  ----------------------------




--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

Management Restructuring.

     On May 24, 1999, Intelligroup, Inc., (the "Company") completed a management restructuring. The Company named Nagarjun Valluripalli as its Chairman of the Board and Rajkumar Koneru and Ashok Pandey as the new Co-Chief Executive Officers. Each of Messrs. Valluripalli, Koneru and Pandey were founders of the Company and will resume their active role in the management of the Company's operations. In addition, Stephen A. Carns resigned effective immediately as the Company's President and Chief Executive Officer and as a director. Mr. Carns had served in such capacities since 1998.

Resignation of Directors.

     As part of the management restructuring, also on May 24, 1999, the Company's three outside directors, David A. Finley, Kevin P. Mohan and John E. Steuri, resigned from the Board of Directors of the Company (the "Board").

Election of Outside Director.

     A former director, Klaus P. Besier (currently Chief Executive Officer of Firepond, Inc. and previously Chief Executive Officer of SAP America), who resigned from the Board in April, rejoined the Board upon his election by the Board as constituted following the aforementioned management restructuring.

Adjournment of Annual Meeting of Shareholders.

     In light of the management restructuring and Board resignations, the Company adjourned its Annual Meeting of Shareholders scheduled for Tuesday, May 25, 1999 in order to designate a new slate of director nominees and to prepare additional proxy material. The date, time and place of the Annual Meeting will be announced. The new slate of director nominees will include: Ashok Pandey, Rajkumar Koneru, Nagarjun Valluripalli, Klaus P. Besier and at least one additional outside director to be determined.

                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    INTELLIGROUP, INC.



                                    By: /s/ Ashok Pandey
                                       --------------------------------------
                                    Name:   Ashok Pandey
                                    Title:  Co-Chief Executive Officer

May 27, 1999